As filed with the Securities and Exchange Commission on October 24, 2006

Registration No. 333-137237

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VITAL IMAGES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	42-1321776
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5850 Opus Parkway, Suite 300 Minnetonka, Minnesota 55343 Telephone: (952) 487-9500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael H. Carrel
Chief Operating Officer and Chief Financial Officer
5850 Opus Parkway, Suite 300
Minnetonka, Minnesota 55343
Telephone: (952) 487-9500
Facsimile: (952) 487-9510

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies of communications to:
Michele D. Vaillancourt
Karen V. Wansack
Winthrop & Weinstine, P.A.
225 South Sixth Street, Suite 3500
Minneapolis, Minnesota 55402
Telephone: (612) 604-6400
Facsimile: (612) 604-6800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3, which was originally filed by the Registrant on September 11, 2006, is being filed solely to include current legal and independent registered public accounting firm consents.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on October 24, 2006.

VITAL IMAGES, INC.

/s/ MICHAEL H. CARREL
Michael H. Carrel
Chief Operating Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAY D. MILLER*	President, Chief Executive Officer and	October 24, 2006
Jay D. Miller	Director (Principal Executive Officer)

/s/ MICHAEL H. CARREL	Chief Operating Officer, Chief Financial	October 24, 2006
Michael H. Carrel	Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)

/s/ DOUGLAS M. PIHL*	Director and Chairman of the Board	October 24, 2006
Douglas M. Pihl

/s/ JAMES B. HICKEY, JR.*	Director	October 24, 2006
James B. Hickey, Jr.

/s/ RICHARD W. PERKINS*	Director	October 24, 2006
Richard W. Perkins

/s/ SVEN A. WEHRWEIN*	Director	October 24, 2006
Sven A. Wehrwein

	Director	October 24, 2006
Michael W. Vannier, M.D.

	Director	October 24, 2006
Gregory J. Peet

* By:	/s/ MICHAEL H. CARREL
Michael H. Carrel, Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of Winthrop & Weinstine, P.A.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Winthrop & Weinstine, P.A. (contained in the opinion filed as Exhibit 5.1).